BROWN, CUMMINS & BROWN CO., L.P.A.
                           ATTORNEYS AND COUNSELORS AT LAW
                                  3500 CAREW TOWER
                                   441 VINE STREET
       J.W. BROWN(1911-1995)   CINCINNATI, OHIO  45202
       JAMES R. CUMMINS       TELEPHONE (513) 381-2121
       ROBERT S BROWN         TELECOPIER (513) 381-2125     OF COUNSEL
       DONALD S. MENDELSOHN                                   GILBERT BETTMAN
       LYNNE SKILKEN
       AMY G. APPLEGATE
       KATHRYN KNUE PRZYWARA
       MELANIE S. CORWIN
       JEFFREY R. TEETERS
       JOANN M. STRASSER

                                                    February 20, 1997


       PC&J Preservation Fund
       300 Old Post Office
       120 West Third Street
       Dayton, Ohio  45402

       Gentlemen:

            This letter is in response to your request for our opinion in connection with the Form 24f-2 for the Trust for the fiscal year ended December 31, 1996.

            We have examined a copy of (a) the Trust's Agreement and Declaration of Trust and amendments thereto, (b) the Trust's By-Laws and amendments thereto, and (c) all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures on original documents submitted to us, the conformity to executed documents of all unexecuted copies submitted to us and the conformity to the original of all copies submitted to us as conformed or copied documents.

            Based upon the foregoing, we are of the opinion that the shares of the Trust, the registration of which the Form makes definite in number, if issued in accordance with the Prospectus and Statement of Additional Information of the Trust, were legally issued, fully paid and non-assessable.

            We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Form referred to above.

                                          Very truly yours,

                                          /s/
                                          BROWN, CUMMINS & BROWN CO., L.P.A.
       BCB/tms